Exhibit 99.1

Contact:
Investor Relations
+1-801-975-7200
investor_relations@clearone.com

ClearOne Reports 2016 First Quarter Revenue and Net Income

Q1 Non-GAAP Net Income increased 5%

SALT LAKE CITY, UTAH - May 5, 2016

First Quarter 2016 Highlights:

•Revenue down 4% to $13.0 million
•Gross margin increased to 65% from 62%
•Non-GAAP operating income remained almost the same
•Non-GAAP net income up 5%
•Non-GAAP diluted EPS remains the same

Financial Summary

(Dollars in thousands, except per share values)	First Quarter
	2016	2015	Change
Revenue	$13,033	$13,586	(4)%
Gross Profit	8,465	8,462	—%
Non-GAAP Operating Income	2,520	2,527	—%
Non-GAAP Net Income	1,755	1,671	5%
Non-GAAP Adjusted EBITDA	2,774	2,837	(2)%
Non-GAAP Diluted EPS	$0.18	$0.18	—%

ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the three months ended March 31, 2016.
For the 2016 first quarter, revenue decreased 4% to $13.0 million compared with $13.6 million for the first quarter of 2015. Gross profit was $8.5 million, or 65% of revenue, compared with the same amount of gross profit, or 62% of revenue, for the first quarter of 2015. Non-GAAP operating income remained almost the same at $2.5 million. Non-GAAP net income increased 5% to $1.8 million, or $0.18 per diluted share, from $1.7 million, or $0.18 per diluted share, for the first quarter of 2015. Non-GAAP Adjusted EBITDA decreased 2% to $2.8 million, or $0.29 per diluted share, from $2.8 million, or $0.30 per diluted share, for the first quarter of 2015.

During the first quarter of 2016, the Company paid a cash dividend of $0.05 per share and acquired approximately 34,000 shares of its common stock under the $10 million stock repurchase program announced in March 2016. To further enhance shareholder value, the company recently completed a program for the repurchase of approximately 226,000 stock options, which reduced diluted shares outstanding. The company said it continues to repurchase shares of its common stock in the open market, subject to price, volume and other safe harbor restrictions. At March 31, 2016, cash, cash equivalents and investments increased to $40.2 million from $39.8 million at December 31, 2015, after payments totaling $2.6 million for the dividend and stock and option repurchases. The Company continued to have no debt.
“We view our revenue and profitability for the 2016 first quarter positively, particularly in light of continuing global economic headwinds and the performance of our peers,” said Zee Hakimoglu, President and Chief Executive Officer. “During the quarter, gross margin increased due in part to our continuous efforts to enhance operational efficiencies. In addition, we completed a major move to outsource manufacturing and assembly of wireless microphones from our facility in Florida, an action that improves our competitive position by providing additional product pricing flexibility."
“We remain focused on anticipating and intercepting market needs to develop the products our customers demand. Our financial strength allows us to continue to prudently invest in R&D and sales and marketing, while also enabling us to provide a return of capital to shareholders.”
New Patent Awarded
In February 2016, the U.S. Patent and Trademark Office (USPTO) issued a patent to ClearOne for its technology related to echo cancellation with beamforming microphone arrays. This patent covers the method of first generating a number of fixed beams through beamforming, followed by performing acoustic echo cancellation on each beam. This patent also covers conferencing apparatuses that are configured to practice this method.
Non-GAAP Financial Measures
ClearOne provides non-GAAP financial information in the form of non-GAAP operating income, non-GAAP net income, non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne’s management to better understand ClearOne’s consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP operating income, non-GAAP net income, non-GAAP Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided below in the tables containing the reconciliation between GAAP and non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne’s operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release.

About ClearOne
ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming & signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the Company can be found at www.clearone.com.
This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of March 31, 2016	As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$13,913	$13,412
Marketable securities	5,890	7,161
Receivables, net of allowance for doubtful accounts of $77 and $54, respectively	8,133	8,692
Inventories	14,470	13,447
Distributor channel inventories	1,445	1,628
Prepaid expenses and other assets	2,427	1,806
Total current assets	46,278	46,146
Long-term marketable securities	20,347	19,204
Long-term inventories, net	2,021	2,018
Property and equipment, net	1,468	1,589
Intangibles, net	6,368	6,638
Goodwill	12,724	12,724
Deferred income taxes	5,093	5,093
Other assets	127	117
Total assets	$94,426	$93,529
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,195	$2,815
Accrued liabilities	2,144	2,243
Deferred product revenue	4,203	4,549
Total current liabilities	10,542	9,607
Deferred rent	154	150
Other long-term liabilities	1,225	1,203
Total liabilities	11,921	10,960
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,219,978 and 9,183,957 shares issued and outstanding	9	9
Additional paid-in capital	45,568	46,291
Accumulated other comprehensive loss	(12)	(166)
Retained earnings	36,940	36,435
Total shareholders' equity	82,505	82,569
Total liabilities and shareholders' equity	$94,426	$93,529

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2016	2015
Revenue	$13,033	$13,586
Cost of goods sold	4,568	5,124
Gross profit	8,465	8,462

Operating expenses:
Sales and marketing	2,625	2,622
Research and product development	2,270	1,941
General and administrative	1,598	2,000
Total operating expenses	6,493	6,563

Operating income	1,972	1,899
Other income, net	11	104
Income before income taxes	1,983	2,003
Provision for income taxes	615	731
Net income	$1,368	$1,272

Basic earnings per common share	$0.15	$0.14
Diluted earnings per common share	$0.14	$0.13

Basic weighted average shares outstanding	9,219,978	9,100,107
Diluted weighted average shares outstanding	9,536,897	9,508,479

Comprehensive income:
Net income	$1,368	$1,272
Other comprehensive income
Change in unrealized gains (losses) on available-for-sale securities, net of tax	121	55
Change in foreign currency translation adjustment	33	(180)
Comprehensive income	$1,522	$1,147

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2016	2015
Revenue	$13,033	$13,586
Cost of goods sold	4,564	5,119
Gross profit	8,469	8,467

Operating expenses:
Sales and marketing	2,611	2,582
Research and product development	2,243	1,908
General and administrative	1,095	1,450
Total operating expenses	5,949	5,940

Non-GAAP operating income	2,520	2,527
Other income (expense), net	(38)	104
Income before income taxes	2,580	2,631
Provision for income taxes	825	960
Non-GAAP Net income	$1,755	$1,671

Basic Non-GAAP earnings per common share	$0.19	$0.18
Diluted Non-GAAP earnings per common share	$0.18	$0.18

Basic weighted average shares outstanding	9,219,978	9,100,107
Diluted weighted average shares outstanding	9,536,897	9,508,479

GAAP Net Income	$1,368	$1,272
Adjustments:
Share-based compensation	148	238
Amortization of purchased intangibles	289	314
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	160	76
Total of adjustments before taxes	597	628
Income taxes affected by the above adjustments	210	229
Total adjustments	387	399
Non-GAAP Net Income	$1,755	$1,671

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2016	2015
GAAP net income	$1,368	$1,272
Adjustments:
Provision for income taxes	615	731
Depreciation and amortization	483	520
Non-GAAP EBITDA	2,466	2,523
Share-based compensation	148	238
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	160	76
Non-GAAP Adjusted EBITDA	$2,774	$2,837

Basic weighted average shares outstanding	9,219,978	9,100,107
Diluted weighted average shares outstanding	9,536,897	9,508,479

Basic Non-GAAP Adjusted EBITDA per common share	$0.30	$0.31
Diluted Non-GAAP Adjusted EBITDA per common share	$0.29	$0.30